Exhibit 99.1

Cerence Announces First Quarter Fiscal Year 2024 Results

Headlines

•
Revenue and profitability exceed the high end of guidance, leading to six quarters of strong execution
•
Announced AI partnerships with NVIDIA and Microsoft
•
Maintained a leadership position, with Cerence penetration staying strong at 54% of global auto production
•
New business included a win-back for a large Japanese OEM, a program extension for a major North America OEM, and a major win in AIoT for a wearable product

BURLINGTON, Mass., February 6, 2024 – Cerence Inc. (NASDAQ: CRNC), AI for a world in motion, today reported its first quarter fiscal year 2024 results for the quarter ended December 31, 2023.

Results Summary (1,2)

(in millions, except per share data)

	Three Months Ended
	December 31,
	2023	2022
GAAP revenue	$138.3	$83.7
GAAP gross margin	81.0%	68.7%
Non-GAAP gross margin	81.5%	70.4%
GAAP operating margin	42.3%	-2.4%
Non-GAAP operating margin	49.4%	20.5%
GAAP net income (loss)	$23.9	$(2.2)
GAAP net income (loss) margin	17.2%	-2.6%
Non-GAAP net income	$54.3	$14.2
Adjusted EBITDA	$70.4	$19.7
Adjusted EBITDA margin	50.9%	23.5%
GAAP net income (loss) per share - diluted	$0.53	$(0.05)
Non-GAAP net income per share - diluted	$1.12	$0.36

(1)
As previously disclosed Q1FY24 revenue includes the acceleration of the non-cash revenue associated with the Toyota “Legacy” contract and related impacts totaling $77.7M.
(2)
Please refer to the “Discussion of Non-GAAP Financial Measures” and “Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures” included elsewhere in this release for more information regarding our use of non-GAAP financial measures.

Stefan Ortmanns, Chief Executive Officer at Cerence, commented, “Our Q1 included a number of advancements in our pursuit of creating an immersive in-cabin experience for the automobile industry powered by the latest advancements in generative AI and large language models. We secured two significant technology partnerships in support of this goal – NVIDIA and Microsoft – both expected to further our efforts to not only enhance our current products with generative AI, but also build and deploy an industry-leading, automotive-grade large language model as the foundation of our next-generation platform. We were proud to show the advances we are making with our products at CES in early January, including a live demo of Cerence Chat Pro integrated with Volkswagen’s IDA in-car assistant.”

Ortmanns concluded, "We are excited by the future direction and capabilities of our AI technology, and, simultaneously, we remain keenly focused on operational excellence. While we had several one-time adjustments in the quarter, the largest being the previously disclosed acceleration of revenue associated with our ‘Legacy’ Toyota contract, considering these factors, we still delivered a solid quarter. We also had several strategic wins in the quarter, including a win-back for a Japanese OEM, the extension of a program with a major North American OEM due to delays with their new supplier, additional Chinese OEMs as they expand overseas, and our largest piece of business to date for our non-transportation (AIoT) business.”

Cerence Key Performance Indicators

To help investors gain further insight into the Cerence business and its performance, management provides a set of key performance indicators that includes:

Key Performance Indicator[1]	Q1FY24
Percent of worldwide auto production with Cerence Technology (TTM)	54%
Repeatable software contribution (TTM)[2]	68%
Change in number of Cerence connected cars shipped[3] (TTM over prior year TTM)	36%
Change in Adjusted Total Billings (TTM over prior year TTM)[4]	4%

(1)
Please refer to the “Key Performance Indicators” included elsewhere in this release for more information regarding the definitions and our use of key performance indicators.
(2)
Repeatable software contribution excludes Toyota Legacy revenue and revenue from another customer in support of the legacy contract.
(3)
Based on IHS Markit data, global auto production increased 9% over the same time period ended on December 31, 2023.
(4)
Change in Adjusted Total Billings YoY (TTM): The year over year change in total billings adjusted to exclude Professional Services, Connected Professional Services, prepay and prepay assumptions.

Second Quarter and Full Year Fiscal 2024 Outlook

For the fiscal quarter ending March 31, 2024, revenue is expected to be in the range of $60 million to $64 million. GAAP Net Loss is expected to be in the range of ($14) million to ($10) million. Adjusted EBITDA is expected to be in the range of approximately ($8) million to ($4) million.

For the full fiscal year ending September 30, 2024, the company continues to expect revenue to be in the range of $355 million to $375 million which includes an estimated $20 million of fixed contracts. GAAP Net Income is expected to be in the range of $11 million to $26 million. Adjusted EBITDA is expected to be in the range of approximately $94 million to $109 million.

The adjusted EBITDA guidance excludes acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, restructuring and other costs.

Additional details regarding guidance will be provided during the earnings call.

Cerence Conference Call Webcast

The company will host a live conference call and webcast with slides to discuss the results today at 8:30 a.m. Eastern Time/5:30 a.m. Pacific Time. Interested investors and analysts are invited to dial into the conference call by using the following link: Register Here

Webcast access will also be available on the Investor Information section of the company’s website at https://www.cerence.com/investors/events-and-resources.

A replay of the webcast can be accessed by visiting the company's website 90 minutes following the conference call at https://www.cerence.com/investors/events-and-resources.

Forward Looking Statements

Statements in this press release regarding: Cerence’s future performance, results and financial condition; expected growth and profitability; strategy; opportunities; business, industry and market trends; strategy regarding fixed contracts and its impact on financial results; revenue visibility; revenue timing and mix; demand for Cerence products; innovation and new product offerings, including AI technology; expected benefits of technology partnerships; cost efficiency initiatives; and management’s future expectations, estimates, assumptions, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “projects,” “forecasts,” “expects,” “intends,” “continues,” “will.” “may,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risk, uncertainties and other factors, which may cause actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements including but not limited to: the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry, the related supply chain and semiconductor shortage, or the global economy more generally; the impacts of the COVID-19 pandemic on our and our customers’ businesses; the impact of the war in Ukraine, conflict between Israel and Hamas and attacks on commercial ships in the Red Sea by the Houthi groups on our and our customers’ businesses; our ability to control and successfully manage our expenses and cash position; escalating pricing pressures from our customers; the impact on our business of the transition to a lower level of fixed contracts, including the failure to achieve such a transition; our failure to win, renew or implement service contracts; the cancellation or postponement of existing contracts; the loss of business from any of our largest customers; effects of customer defaults; our inability to successfully introduce new products, applications and services; our strategies to increase cloud offerings and deploy generative AI and large language models (LLMs), the inability to recruit and retain qualified personnel; disruptions arising from transitions in management personnel; cybersecurity and data privacy incidents; fluctuating currency rates and interest rates; inflation; and the other factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Discussion of Non-GAAP Financial Measures

We believe that providing the non-GAAP information in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements.

Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three months ended December 31, 2023 and 2022, our management has either included or excluded the following items in general categories, each of which is described below.

Adjusted EBITDA

Adjusted EBITDA is defined as net income attributable to Cerence Inc. before net income (loss) attributable to income tax (benefit) expense, other income (expense) items, net, depreciation and amortization expense, and excluding acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs, net or impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets, if any. From time to time we may exclude from Adjusted EBITDA the impact of events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance. Other income (expense) items, net include interest expense, interest income, and other income (expense), net (as stated in our Condensed Consolidated Statement of Operations). Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs.

Restructuring and other costs, net.

Restructuring and other costs, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business such as employee severance costs, costs for consolidating duplicate facilities, third-party fees relating to the modification of our convertible debt, and the release of a pre-acquisition contingency.

Amortization of acquired intangible assets.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Non-cash expenses.

We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follows:

(i)
Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we exclude stock-based compensation from our operating results. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.
ii)
Non-cash interest. We exclude non-cash interest because we believe that excluding this expense provides management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods.

Other expenses.

We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as other charges (credits), net, losses from extinguishment of debt, and changes in indemnification assets corresponding with the release of pre-spin liabilities for uncertain tax positions.

Adjustments to income tax provision.

Adjustments to our GAAP income tax provision to arrive at non-GAAP net income is determined based on our non-GAAP pre-tax income. Additionally, as our non-GAAP profitability is higher based on the non-GAAP adjustments, we adjust the GAAP tax provision to remove valuation allowances and related effects based on the higher level of reported non-GAAP profitability. We also exclude from our non-GAAP tax provision certain discrete tax items as they occur.

Key Performance Indicators

We believe that providing key performance indicators (“KPIs”) allows investors to gain insight into the way management views the performance of the business. We further believe that providing KPIs allows investors to better understand information used by management to evaluate and measure such performance. KPIs should not be considered superior to, or a substitute for, operating results prepared in accordance with GAAP. In assessing the performance of the business during the three months ended December 31, 2023, our management has reviewed the following KPIs, each of which is described below:

•
Percent of worldwide auto production with Cerence Technology: The number of Cerence enabled cars shipped as compared to IHS Markit car production data.
•
Repeatable software contribution: The percentage of repeatable revenues as compared to total GAAP revenue in the quarter on a TTM basis. Repeatable revenues are defined as the sum of License and Connected Services revenues. Repeatable software contribution excludes Toyota Legacy revenue and revenue from another customer in support of the legacy contract.
•
Change in number of Cerence connected cars shipped: The year over year change in the number of cars shipped with Cerence connected solutions. Amounts calculated on a TTM basis.
•
Change in Adjusted total billings YoY (TTM): The year over year change in total billings adjusted to exclude Professional Services, prepay billings and prepay consumption.

See the tables at the end of this press release for non-GAAP reconciliations to the most directly comparable GAAP measures.

To learn more about Cerence, visit www.cerence.com, and follow the company on LinkedIn and Twitter.

About Cerence Inc.

Cerence (NASDAQ: CRNC) is the global industry leader in creating unique, moving experiences for the mobility world. As an innovation partner to the world’s leading automakers and mobility OEMs, it is helping advance the future of connected mobility through intuitive, AI-powered interaction between humans and their vehicles, connecting consumers’ digital lives to their daily journeys no matter where they are. Cerence’s track record is built on more than 20 years of knowledge and 475 million cars shipped with Cerence technology. Whether it’s connected cars, autonomous driving, e-vehicles, or two-wheelers, Cerence is mapping the road ahead. For more information, visit www.cerence.com.

Contact Information

Rich Yerganian

Senior Vice President of Investor Relations

Cerence Inc.

Tel: 617-987-4799

Email: richard.yerganian@cerence.com

CERENCE INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	December 31,
	2023	2022
Revenues:
License	$20,823	$45,417
Connected services	96,820	18,394
Professional services	20,692	19,847
Total revenues	138,335	83,658
Cost of revenues:
License	1,604	1,614
Connected services	7,303	6,542
Professional services	17,325	17,924
Amortization of intangible assets	103	103
Total cost of revenues	26,335	26,183
Gross profit	112,000	57,475
Operating expenses:
Research and development	33,306	29,494
Sales and marketing	6,071	9,162
General and administrative	12,793	14,257
Amortization of intangible assets	545	2,350
Restructuring and other costs, net	705	4,189
Total operating expenses	53,420	59,452
Income (loss) from operations	58,580	(1,977)
Interest income	1,432	870
Interest expense	(3,236)	(3,514)
Other income, net	1,422	3,713
Income (loss) before income taxes	58,198	(908)
Provision for income taxes	34,341	1,250
Net income (loss)	$23,857	$(2,158)
Net income (loss) per share:
Basic	$0.58	$(0.05)
Diluted	$0.53	$(0.05)
Weighted-average common share outstanding:
Basic	41,186	39,962
Diluted	49,255	39,962

CERENCE INC.

Condensed Consolidated Balance Sheets

(in thousands, except per share amounts)

	December 31,	September 30,
	2023	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$98,736	101,154
Marketable securities	9,784	9,211
Accounts receivable, net of allowances of $4,050 and $4,044	58,693	61,270
Deferred costs	5,568	6,935
Prepaid expenses and other current assets	55,580	47,157
Total current assets	228,361	225,727
Long-term marketable securities	7,755	10,607
Property and equipment, net	32,625	34,013
Deferred costs	19,849	20,299
Operating lease right of use assets	12,347	11,961
Goodwill	906,396	900,342
Intangible assets, net	3,374	3,875
Deferred tax assets	16,607	46,601
Other assets	37,594	44,165
Total assets	$1,264,908	$1,297,590
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$19,179	$16,873
Deferred revenue	43,392	77,068
Short-term operating lease liabilities	5,676	5,434
Accrued expenses and other current liabilities	51,732	48,718
Total current liabilities	119,979	148,093
Long-term debt	277,419	275,951
Deferred revenue, net of current portion	100,913	145,531
Long-term operating lease liabilities	8,066	7,947
Other liabilities	27,398	25,193
Total liabilities	533,775	602,715
Stockholders' Equity:
Common stock, $0.01 par value, 560,000 shares authorized; 41,237 and 40,423 shares issued and outstanding, respectively	412	404
Accumulated other comprehensive loss	(23,496)	(27,966)
Additional paid-in capital	1,064,022	1,056,099
Accumulated deficit	(309,805)	(333,662)
Total stockholders' equity	731,133	694,875
Total liabilities and stockholders' equity	$1,264,908	$1,297,590

CERENCE INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended
	December 31,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$23,857	$(2,158)
Adjustments to reconcile net income (loss) to net cash used in operations:
Depreciation and amortization	2,686	5,008
Stock-based compensation	8,380	12,472
Non-cash interest expense	1,468	444
Deferred tax provision (benefit)	30,298	(164)
Unrealized foreign currency transaction gains	(2,012)	(6,084)
Other	382	104
Changes in operating assets and liabilities:
Accounts receivable	4,933	(16,651)
Prepaid expenses and other assets	1,170	3,261
Deferred costs	2,589	1,586
Accounts payable	2,382	7,820
Accrued expenses and other liabilities	3,712	(255)
Deferred revenue	(82,660)	(7,501)
Net cash used in operating activities	(2,815)	(2,118)
Cash flows from investing activities:
Capital expenditures	(931)	(683)
Purchases of marketable securities	-	(7,081)
Sale and maturities of marketable securities	2,442	9,500
Other investing activities	(322)	(219)
Net cash provided by investing activities	1,189	1,517
Cash flows from financing activities:
Payments for long-term debt issuance costs	-	(403)
Principal payments of long-term debt	-	(1,563)
Common stock repurchases for tax withholdings for net settlement of equity awards	(6,209)	(2,643)
Principal payment of lease liabilities arising from a finance lease	(122)	(165)
Proceeds from the issuance of common stock	6,201	1,723
Net cash used in financing activities	(130)	(3,051)
Effects of exchange rate changes on cash and cash equivalents	(662)	(538)
Net change in cash and cash equivalents	(2,418)	(4,190)
Cash and cash equivalents at beginning of period	101,154	94,847
Cash and cash equivalents at end of period	$98,736	$90,657

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

(unaudited - in thousands)

	Three Months Ended
	December 31,
	2023	2022
GAAP revenue	$138,335	$83,658

GAAP gross profit	$112,000	$57,475
Stock-based compensation	641	1,349
Amortization of intangible assets	103	103
Non-GAAP gross profit	$112,744	$58,927
GAAP gross margin	81.0%	68.7%
Non-GAAP gross margin	81.5%	70.4%

GAAP operating income (loss)	$58,580	$(1,977)
Stock-based compensation	8,380	12,472
Amortization of intangible assets	648	2,453
Restructuring and other costs, net	705	4,189
Non-GAAP operating income	$68,313	$17,137
GAAP operating margin	42.3%	-2.4%
Non-GAAP operating margin	49.4%	20.5%

GAAP net income (loss)	$23,857	$(2,158)
Stock-based compensation	8,380	12,472
Amortization of intangible assets	648	2,453
Restructuring and other costs, net	705	4,189
Depreciation	2,038	2,555
Total other (expense) income, net	(382)	1,069
Provision for income taxes	34,341	1,250
Adjusted EBITDA	$70,351	$19,692
GAAP net income (loss) margin	17.2%	-2.6%
Adjusted EBITDA margin	50.9%	23.5%

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Three Months Ended
	December 31,
	2023	2022
GAAP net income (loss)	$23,857	$(2,158)
Stock-based compensation	8,380	12,472
Amortization of intangible assets	648	2,453
Restructuring and other costs, net	705	4,189
Non-cash interest expense	1,468	444
Other	(27)	-
Adjustments to income tax expense	19,259	(3,184)
Non-GAAP net income	$54,290	$14,216

Adjusted EPS:
GAAP Numerator:
Net income (loss) attributed to common shareholders - basic	$23,857	$(2,158)
Interest on the Notes, net of tax	2,250	-
Net income (loss) attributed to common shareholders - diluted	$26,107	$(2,158)

Non-GAAP Numerator:
Net income attributed to common shareholders - basic	$54,290	$14,216
Interest on the Notes, net of tax	1,120	-
Net income attributed to common shareholders - diluted	$55,410	$14,216

GAAP Denominator:
Weighted-average common shares outstanding - basic	41,186	39,962
Adjustment for diluted shares	8,069	-
Weighted-average common shares outstanding - diluted	49,255	39,962

Non-GAAP Denominator:
Weighted-average common shares outstanding- basic	41,186	39,962
Adjustment for diluted shares	8,069	-
Weighted-average common shares outstanding - diluted	49,255	39,962

GAAP net income (loss) per share - diluted	$0.53	$(0.05)
Non-GAAP net income per share - diluted	$1.12	$0.36

GAAP net cash used in operating activities	$(2,815)	$(2,118)
Capital expenditures	(931)	(683)
Free Cash Flow	$(3,746)	$(2,801)

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands)

	Q1FY24	Q4FY23	Q3FY23	Q2FY23
GAAP revenues	$138,335	$80,764	$61,660	$68,393
Less: Professional services revenue	20,692	18,491	17,240	18,667
Less: Legacy* related revenue	86,613	8,853	8,867	8,885
Non-GAAP Repeatable revenues	$31,030	$53,420	$35,553	$40,841

GAAP revenues TTM	$349,152
Less: Legacy related revenue TTM	113,218
GAAP revenues TTM, excluding Legacy related revenue TTM	235,934
Less: Professional services revenue TTM	75,090
Less: Legacy related revenue TTM	113,218
Non-GAAP Repeatable revenues TTM	$160,844
Repeatable software contribution	68%

*Legacy related revenue is revenue from the Legacy contract and revenue from another customer in support of the Legacy contract.

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands)

	Q2 2024		FY2024
	Low	High	Low	High
GAAP revenue	$60,000	$64,000	$355,000	$375,000

GAAP gross profit	$36,200	$40,200	$265,200	$285,200
Stock-based compensation	700	700	2,800	2,800
Amortization of intangible assets	-	-	100	100
Non-GAAP gross profit	$36,900	$40,900	$268,100	$288,100
GAAP gross margin	60%	63%	75%	76%
Non-GAAP gross margin	62%	64%	76%	77%

GAAP operating (loss) income	$(25,600)	$(21,600)	$40,800	$55,900
Stock-based compensation	9,400	9,400	36,200	36,200
Amortization of intangible assets	600	600	2,300	2,300
Restructuring and other costs, net	5,400	5,400	7,600	7,600
Non-GAAP operating (loss) income	$(10,200)	$(6,200)	$86,900	$102,000
GAAP operating margin	-43%	-34%	11%	15%
Non-GAAP operating margin	-17%	-10%	24%	27%

GAAP net (loss) income	$(13,900)	$(9,900)	$11,400	$26,400
Stock-based compensation	9,400	9,400	36,200	36,200
Amortization of intangible assets	600	600	2,300	2,300
Restructuring and other costs, net	5,400	5,400	7,600	7,600
Depreciation	2,000	2,000	7,500	7,500
Total other expense, net	(9,400)	(9,400)	(13,400)	(13,400)
(Benefit from) provision for income taxes	(21,100)	(21,100)	16,000	16,000
Adjusted EBITDA	$(8,200)	$(4,200)	$94,400	$109,400
GAAP net (loss) income margin	-23%	-15%	3%	7%
Adjusted EBITDA margin	-14%	-7%	27%	29%

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Q2 2024		FY2024
	Low	High	Low	High
GAAP net (loss) income	$(13,900)	$(9,900)	$11,400	$26,400
Stock-based compensation	9,400	9,400	36,200	36,200
Amortization of intangibles	600	600	2,300	2,300
Restructuring and other costs, net	5,400	5,400	7,600	7,600
Non-cash interest expense	1,500	1,500	6,000	6,000
Indemnification asset release	7,700	7,700	7,700	7,700
Other	-	-	(100)	(100)
Adjustments to income tax expense	(22,500)	(22,500)	(10,300)	(10,300)
Non-GAAP net (loss) income	$(11,800)	$(7,800)	$60,800	$75,800

Adjusted EPS:
GAAP Numerator:
Net (loss) income attributed to common shareholders - basic and diluted	$(13,900)	$(9,900)	$11,400	$26,400

Non-GAAP Numerator:
Net (loss) income attributed to common shareholders - basic	$(11,800)	$(7,800)	$60,800	$75,800
Interest on the Notes, net of tax	-	-	4,500	4,500
Net (loss) income attributed to common shareholders - diluted	$(11,800)	$(7,800)	$65,300	$80,300

GAAP Denominator:
Weighted-average common shares outstanding - basic	41,700	41,700	41,600	41,600
Adjustment for diluted shares	-	-	400	400
Weighted-average common shares outstanding - diluted	41,700	41,700	42,000	42,000

Non-GAAP Denominator:
Weighted-average common shares outstanding- basic	41,700	41,700	41,600	41,600
Adjustment for diluted shares	-	-	7,900	7,900
Weighted-average common shares outstanding - diluted	41,700	41,700	49,500	49,500

GAAP net (loss) income per share - diluted	$(0.33)	$(0.24)	$0.27	$0.63
Non-GAAP net (loss) income per share - diluted	$(0.28)	$(0.19)	$1.32	$1.62